EXHIBIT 9

                          Consent of Ernst & Young LLP




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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (1) dated February 15, 2001 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc., and (2) dated January 31, 2001 with respect to the 2000 financial statements and financial highlights of the AUSA Series Life Account included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-61654) and related Prospectus of AUSA Series Life Account.


                                                              ERNST & YOUNG LLP

Des Moines, Iowa
July 11, 2001